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Exhibit 23.2

Consent of Independent Auditors

The Board of Directors
Warren Equities, Inc.:

        We consent to the use of our report dated September 24, 2014, with respect to the consolidated balance sheet of Warren Equities, Inc. and subsidiaries as of May 31, 2014, and the related consolidated statements of income, retained earnings and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

                      /s/ KPMG LLP

Providence, Rhode Island
September 8, 2015

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  Exhibit 23.2
Consent of Independent Auditors